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                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                  EXHIBIT 11.1
                            BIRMAN MANAGED CARE, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                   Three Months Ended          Nine Months Ended
                                                        March 31,                  March 31,
                                               -------------------------   -------------------------
                                                  1997           1996          1997          1996
                                               -----------   -----------   -----------   -----------
Net Income                                     $   482,475   $   519,002   $   855,055   $   627,960

Primary Earnings Per Share: (1)
Common stock equivalents
 Options and warrants granted and
 unexercised                                       939,866     1,076,371       939,866     1,076,371
   Assumed buyback of options (2)                 (255,156)     (303,936)     (289,833)     (303,936)
                                               -----------   -----------   -----------   -----------
                                                   684,710       772,435       650,033       772,435
Total weighted average shares issued             6,884,214     5,931,082     6,244,136     5,931,082
                                               -----------   -----------   -----------   -----------
Weighted average common shares
   outstanding                                   7,568,924     6,703,517     6,894,169     6,703,517
                                               ===========   ===========   ===========   ===========
Primary Earnings Per Share                     $      0.06   $      0.08   $      0.12   $      0.09
                                               ===========   ===========   ===========   ===========
Fully Diluted Earnings Per Share: (1)
Common stock equivalents
 Options and warrants granted and
 unexercised                                       939,866     1,076,371       939,866     1,076,371
 Escrow shares (3)                               1,000,000     1,000,000     1,000,000     1,000,000
 Assumed buyback of options (2)                   (215,506)     (303,936)     (222,850)     (303,936)
                                               -----------   -----------   -----------   -----------
                                                 1,724,360     1,772,435     1,717,016     1,772,435
Total weighted average shares issued             6,884,214     5,931,082     6,244,136     5,931,082
                                               -----------   -----------   -----------   -----------
Weighted average common shares
   outstanding                                   8,608,574     7,703,517     7,961,152     7,703,517
                                               ===========   ===========   ===========   ===========
Fully Diluted Earnings Per Share               $      0.06   $      0.07   $      0.11   $      0.08
                                               ===========   ===========   ===========   ===========



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(1)  Earnings per share are based upon the weighted average number of shares outstanding for each of the respective periods. All weighted average shares outstanding give retroactive effect to the 1,000 to 1 stock split in October 1995 and the 72.939 for 100 exchange in September 1996. The Company completed an initial public offering of its common stock on February 12, 1997. Pursuant to Securities and Exchange Commission rules, common stock issued for consideration below the anticipated offering price per share during the 12-month period prior to filing of the registration statement has been included in the calculation of common share equivalent shares, using the treasury stock method, as if they had been outstanding for all periods presented.

(2) Buyback of stock options under the treasury stock method is at the average market rates. A price of $5.00 per share was assumed for the time period prior to the IPO.

(3) Shares deposited into escrow by Dr. Birman pursuant to the Underwriting Agreement are included in fully diluted earnings per share unless they are anti-dilutive.